UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of ther chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of ther chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, the Rockwell Medical, Inc. (the “Company”) Board of Directors appointed Heather Hunter as the Company’s Senior Vice President and Chief Operating Officer effective immediately.

Ms. Hunter, age 46, most recently served as the Company’s Senior Vice President and Chief Corporate Affairs Officer since August 2022 and an independent consultant from July 2022 through August 2022. Prior to joining the Company, Ms. Hunter served as Vice President, Communications and Corporate Affairs at Venatorx Pharmaceuticals, a private, venture-backed, pre-commercial pharmaceutical company focused on antibacterial and antiviral drug research and development, from January 2018 to August 2022. Prior to that, Ms. Hunter served in positions of increasing responsibility at Safeguard Scientifics (NYSE:SFE), a small-cap venture capital firm that invested in early- and growth-stage healthcare and technology companies, most recently as Vice President, Marketing and Communications, from October 2006 to January 2018, and W.P. Carey (NYSE:WPC), most recently as Vice President, Corporate Communications, from September 2000 to October 2006. Ms. Hunter currently serves as an Advisory Board member of Journal My Health, a digital health platform focused on patients with chronic conditions, and is a Managing Director at Golden Seeds, an angel investment firm that invests in women-led and women-founded companies. Ms. Hunter graduated with a B.A. in History from Yale University.

On August 31, 2022, in connection with Ms. Hunter’s commencement of employment, the Company entered into an employment agreement with Ms. Hunter (as amended on May 20, 2025, the “Employment Agreement”). The Employment Agreement provides that Ms. Hunter will serve as an at-will employee. Ms. Hunter receives an annualized base salary of $323,574 (subject to adjustment), is eligible to earn year-end performance bonuses with a target bonus opportunity of 45% of her base salary, and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Ms. Hunter is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with her commencement of employment, she received an initial equity grant comprised of a time-based option to purchase up to 60,000 shares of the Company’s common stock that vests in equal installments on each of the first four anniversaries of August 29, 2022 (the “Initial Time-Based Options”). The Initial Time-Based Options were issued outside of the Company’s stockholder-approved Amended and Restated 2018 Long-Term Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4).

Under the Employment Agreement, upon a termination of Ms. Hunter’s employment due to death or Disability, any equity awards held by Ms. Hunter subject to time-based vesting conditions (the “Time-Based Awards”) will accelerate and become fully vested. All stock options held by Ms. Hunter that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Employment Agreement, upon a termination of Ms. Hunter’s employment by the Company without Cause or by Ms. Hunter for Good Reason, (i) Ms. Hunter will be entitled to receive, subject to her execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (A) an amount equal to her base salary then in effect, payable in equal installments for a one-year period, and (B) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer), and (ii) (A) the Time-Based Awards will continue to vest for a period of one year and (B) all stock options held by Ms. Hunter that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.

Under the Employment Agreement, in the event of a Change of Control, upon a termination of Ms. Hunter’s employment by the Company without Cause or by Ms. Hunter for Good Reason during the Effective Period, subject to her compliance with certain restrictive covenants, (i) Ms. Hunter will be entitled to receive (A) an amount equal to the sum of (1) 1 times her base salary then in effect plus (2) a prorated portion of her annual target bonus, and (B) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (ii) (A) any Time-Based Awards will accelerate and become fully vested and (B) all stock options held by Ms. Hunter that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.

In connection with the Employment Agreement, Ms. Hunter also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.

Capitalized terms used herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 31, 2022, as amended, between the Company and Heather Hunter.

104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused ther report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: September 29, 2025	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer